                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in the Registration Statement on Form S-11 dated December 31, 2003, of Bull Street
Real Estate Investment Trust, Inc., relating to the offering of $220,000,000 of common stock of our report dated December 23, 2003, on the financial statement of Bull Street Real Estate Investment Trust, Inc. contained in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


EIDE BAILLY LLP

/S/ Eide Bailly LLP
December 29, 2003
Aberdeen, South Dakota